UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 3, 2005

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE ______________________________ (State or Other Jurisdiction of Incorporation)	1-12552 _______________________________ (Commission File Number)	41-1111318 ____________________________ (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts, 02043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement.

       Management Incentive Plan.

        Under the Company’s Management Incentive Program (“MIP”), based on and subject to achieving pre-established Company financial goals, cash incentive awards are made annually to those management employees who are in certain position levels within the Company including all executive officers. For 2004, the following formula applied in determining annual incentive compensation awards under the MIP: base annual salary x target participation rate (%) x Company rating x individual rating.

        Base annual salary for each executive officer means his or her annual salary in effect on the date the Compensation Committee establishes the MIP goal for the fiscal year. Target participation rate for each executive officer is established by the Committee. The Company rating is based on one or more objective financial performance goals for the Company established by the Committee each year (and for fiscal 2004 the financial performance goals was based on net income of the Company). The achievement ratings against such financial goal range from 0 to 1.8.

        The individual rating for each executive officer is fixed at 1.5. However, the Committee retains the discretion to reduce any gross MIP amount for any executive officer (provided that, the Committee may not increase any such MIP award). The Committee, prior to payment of the MIP award to any executive officer, determines (a) whether or not the Company financial goal has been met and at what level, (b) the Company rating in connection with the Company financial goals for the fiscal year and (c) the MIP determination for each executive officer.

        On March 3, 2005, the Compensation Committee reviewed the Company’s 2004 performance against the financial goals previously established by the Compensation Committee, and approved annual MIP incentive awards to each of the executive officers. The Compensation Committee also reviewed and approved the performance criteria for annual incentive awards for the 2005 fiscal year. For fiscal 2005 (and thereafter, unless and until revised by the Compensation Committee), the performance criteria relate to achievement against net income.

        Annual Salary Increases.

        As part of its regular annual salary review, on March 3, 2005 the Compensation Committee approved increases in base salary of each of the executive officers, which ranged from 2% to 4%.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1          Form of Restricted Stock Unit Award under The Talbots, Inc. Restated Directors Stock Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2005	THE TALBOTS, INC. By: STUART M. STOLPER —————————————— Name: Stuart M. Stolper Title: Senior Vice President, Human Resources

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award under The Talbots, Inc. Restated Directors Stock Plan.